Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy Messner, Steve Swain, Paul W. Orban and Brandon Ehrhart, and each of them individually, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any amendment (including post-effective amendment) to any of the Registration Statements listed below and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Form	Registration statement no.	Description
S-8	333-159461	2009 Stock Incentive Plan
S-8	333-146962	2004 Sling Media, Inc. Stock Plan
S-8	333-136603	Amended and Restated 1997 Employee Stock Purchase Plan;
Amended and Restated 2001 Nonemployee Director Stock Option Plan
S-8	333-106423	1999 Stock Incentive Plan
S-8	333-66490	2001 Nonemployee Director Stock Option Plan
S-8	333-36791	1997 Employee Stock Purchase Plan
S-8	333-05575	1995 Nonemployee Director Stock Option Plan
S-8	033-80527	1995 Stock Incentive Plan

Signature	Title	Date
/s/ W. Erik Carlson W. Erik Carlson	President and Chief Executive Officer (Principal Executive Officer)	June 29, 2018
/s/ Steven E. Swain Steven E. Swain	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	June 29, 2018
/s/ Paul W. Orban Paul W. Orban	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 29, 2018
/s/ Charles W. Ergen Charles W. Ergen	Chairman of the Board	June 29, 2018
/s/ James DeFranco James DeFranco	Director and Executive Vice President	June 29, 2018
/s/ George R. Brokaw George R. Brokaw	Director	June 29, 2018
/s/ Cantey M. Ergen Cantey M. Ergen	Director	June 29, 2018
/s/ Charles M. Lillis Charles M Lillis	Director	June 29, 2018
/s/ Afshin Mohebbi Afshin Mohebbi	Director	June 29, 2018
/s/ David K. Moskowitz David K. Moskowitz	Director and Senior Advisor	June 29, 2018
/s/ Tom A. Ortolf Tom A. Ortolf	Director	June 29, 2018
/s/ Carl E. Vogel Carl E. Vogel	Director and Senior Advisor	June 29, 2018